EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

IRIS International, Inc.

Chatsworth, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2004, except for Note 7, which is as of March 11, 2004, relating to the consolidated financial statements of IRIS International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman
BDO Seidman, LLP
Los Angeles, California

August 25, 2004